UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): July 16, 2020

AMERICAN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Florida	000-55456	46-3914127
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12115 Visionary Way, Suite 174, Fishers Indiana, 46038
(Address of principal executive offices)

(317) 855-9926
(Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See: General Instruction A.2. below):

[ ]
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 16, 2020, the Board of Directors (the “Board”) of American Resources Corporation (or the “Company”) appointed Michael G. Layman to the Board of Directors, filling a vacancy on the Board. Mr. Layman will serve as an Independent Director and a member of the Board’s Audit Committee.

Mr. Layman currently serves as General Partner/CEO of Emerald Shoals Targeted Opportunities Fund LP, a hybrid growth fund backed by a network of ultra-high net worth individuals. Mr. Layman obtained his Bachelor of Arts degree in business from Otterbein University.

Mr. Layman will participate in the Company’s standard independent director compensation program, as described in the Company’s annual statement filed with the Securities and Exchange Commission. There is no arrangement or understanding pursuant to which Mr. Layman was elected as a director, and there are no related party transactions between the Company and Mr. Layman that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On July 20, 2020, American Resources Corporation issued a press release regarding Mr. Layman’s appointment to the Company’s Board of Directors.

The information presented in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

The following exhibits are attached hereto and filed herewith.

ExhibitNo.	Description
99.1	Press Release Dated July 20, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Resources Corporation

Date: July 20, 2020	By:	/s/ Mark C. Jensen
Mark C. Jensen
Chief Executive Officer